Exhibit 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 6, 1998 included in Hologic, Inc.'s Form 10-K for the year ended September 26, 1998, and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 20, 1999